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EXHIBIT 10.6

GRAYMARK PRODUCTIONS, INC. 2003
NON-EMPLOYEE STOCK OPTION PLAN

        On August 18, 2003, the Board of Directors and shareholders of GrayMark Productions, Inc. (the "Company") adopted the GrayMark Productions, Inc. 2003 Non-Employee Stock Option Plan (the "Plan"). In the event the Plan is not approved by the Company's shareholders, options issued under the Plan will be invalid and not exercisable.

        1.    Definitions.    Where the following capitalized terms appear in this Plan, such terms shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

        "Board" shall mean the Board of Directors of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Common Stock" or "Stock" shall mean the common stock, $0.0001 par value per share, of Precis.

        "Corporate Transaction" shall mean (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation in which the Company is not the surviving or the resulting corporation or (iii) a reverse merger in which the Company is the surviving entity but in which the securities possessing more than 50 percent of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to the merger.

        "Eligible Persons" shall mean those individuals who are not employees of the Company and who provide services to the Company as directors, independent contractors or consultants. Executive officers and employees of the Company and its subsidiaries are not Eligible Persons.

        "Exchange Act" shall refer to the Securities Exchange Act of 1934, as amended.

        "Exercise Price" shall mean the lowest closing sale price of the Common Stock during the period from the end of the applicable calendar quarter to the Vesting Date immediately following the end of such calendar quarter as reported on the Nasdaq SmallCap Market.

        "Family Member" shall mean any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

        "Fair Market Value" shall mean on any particular day (i) if the Common Stock is listed or admitted for trading on any national securities exchange or the SmallCap Market System or the National Market System of Nasdaq Stock Market, Inc. ("Nasdaq"), the last sale price, or if no sale occurred, the mean between the closing high bid and low asked quotations, for such day of the Common Stock, (ii) if the Common Stock is not traded on any national securities exchange but is quoted on an automated quotation system or any similar system of automated dissemination of quotations or securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Daily Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for shares of the Stock on at least five (5) of the ten (10) preceding days, (iv) in lieu of the above, if actual transactions in the shares of Stock are reported on a consolidated transaction reporting system, the last sale price of the shares of Common Stock on such system or, (v) if none of the conditions set forth above is met, the fair market value of shares of Stock as determined by the Board; provided, however, for purposes of determining "fair market value" of the Common Stock, such value shall be determined without regard to any restriction other than a restriction which will never lapse.

        "Grant Date" shall mean the date on which Stock Options are granted to a Participant by the Board.

        "GrayMark" shall mean GrayMark Productions, Inc., an Oklahoma corporation.

        "Option Period" shall refer to the period fixed by the Board during which any Stock Option may be exercised, but not to exceed 10 years following the Grant Date.

        "Parent" shall have the same meaning as set forth in Subsection (e) of Section 425 of the Code, unless the context herein clearly indicates to the contrary.

        "Participant" shall mean each Eligible Person granted a Stock Option pursuant to the Plan.

        "Plan" shall mean Precis, Inc. 2002 Non-Employee Stock Option Plan, as the same may from time to time be amended.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Stock Option" shall mean the right to purchase Common Stock in accordance with the terms and conditions of the Stock Option Agreement and intended to be a "non-qualified stock option" as described in Sections 83 and 421 of the Code.

        "Stock Option Agreement" shall mean the agreement granting Stock Options to a Participant and evidencing the terms and conditions of the Stock Options.

        "Subsidiary" shall have the same meaning as set forth in subsection (f) of Section 425 of the Code unless the context herein clearly indicates to the contrary.

        The words "hereof," "herein" and "hereunder" and words of similar import, when used in the Plan, shall refer to the Plan as a whole and not to any particular provision of the Plan. Section, subsection and paragraph references in the Plan are to sections, subsections and paragraphs of the Plan, unless otherwise specified. The section and other headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        2.    Purpose.    The purpose of the Plan shall be to attract, retain and motivate Participants and provide them with the opportunity to acquire and own an equity interest in the Company and its subsidiaries by way of granting Stock Options.

        3.    Administration of the Plan.    The Plan shall be administered by the Board.

          3.1    Board Administration.    The Board shall have the power where consistent with the general purpose and intent of the Plan to (i) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan, (ii) suspend or discontinue the Plan, (iii) establish policies, and (iv) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan including the terms and conditions of Stock Option Agreements.

          3.2    Plan Interpretation.    Unless otherwise provided in the Plan, the Board shall have the authority to interpret and construe the Plan, and determine all questions arising under the Plan and any Stock Option Agreement. Any interpretation, decision or determination made by the Board shall be final, binding and conclusive.

        4.    Shares Subject to the Plan.    Shares of stock ("Stock") covered by Stock Options shall consist of 300,000 shares of the Common Stock, subject to adjustment pursuant to Section 7, which may be either authorized and unissued shares or treasury shares, as determined in the sole discretion of the Board. If any Stock Option granted to a Participant lapses or is otherwise terminated, the Board may grant Stock Options for such shares of Stock to other Participants. However, Stock Options shall not be granted again for shares of Common Stock that have been withheld for tax withholding requirements, if any.

        5.    Stock Option Award Programs.    The Board shall establish an award program for granting the Stock Options to the Participants. No Stock Options shall be exercisable more than 10 years after the date of grant, and subject to such limitation, the Board shall have the discretion to fix the period (the "Option Period") during which any Stock Option may be exercised.

        6.    Notice of Exercise Stock Option.    A Participant must be in Good Standing on the Grant Date until the date of exercise of a Stock Option to be entitled to exercise the Stock Option and if not in good standing the Participant shall forfeit all rights to the Stock Options. Upon exercise of a Stock Option, a Participant shall give written notice to the Secretary of the Company, or other officer designated by the Board, at the Company's main office in Norman, Oklahoma. No shares of Common Stock shall be issued to any Participant until the Company receives full payment of the Exercise Price of the Common Stock purchased, if applicable, and any required Taxes as provided in the Plan and the Stock Option Agreement.

        7.    Adjustments Upon Changes in Capitalization.    The grants of Stock Options shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its assets or business. The aggregate number of shares of Stock under Stock Options granted under the Plan, the Option Price and the total number of shares of Common Stock which may be purchased by a Participant on exercise of a Stock Option shall be appropriately adjusted by the Board to reflect any recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction involving the Company. Provided, however, and notwithstanding the foregoing, the occurrence of a Corporate Transaction shall cause the Plan and any Stock Option Agreements entered into and Stock Options granted under the Plan, to terminate upon the effective date of the Corporate Transaction, subject to Section 21 of the Plan. Provided, further, that for the purposes of this Section 7, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event will not cause a termination of the Plan.

        8.    Amendment and Termination of the Plan.    The Plan shall terminate at midnight, July 31, 2008, but prior thereto may be altered, changed, modified, amended or terminated by written amendment approved by the Board. Provided, that no action of the Board may amend the Plan without approval by the shareholders of the Company to (i) increase the total amount of common stock that may be purchased pursuant to exercise of Stock Options granted under the Plan, (ii) withdraw the administration of the Plan from the Board, (iii) reduce the Stock Option price of common stock under the Plan, (iv) impair the applicability of the exemption afforded to the Plan by the Securities Exchange Act of 1934 and the Securities and Exchange Commission's Rule 16b-3, or (v) permit the Company's officers, directors or employees to receive Stock Options under the Plan. Except as provided in the Plan, no amendment, modification or termination of the Plan shall in any manner adversely affect any Stock Option theretofore granted under or Stock Option Agreement entered into pursuant to the Plan without the consent of the affected Participant.

        9.    Effective Date.    The Plan shall be effective upon approval of the Plan by the Company's shareholders (the "Effective Date").

        10.    Securities Law Requirements.    The Company shall have the right, but not the obligation to cause the shares of Common Stock issuable upon exercise of the Stock Options to be registered under the Securities Act or the securities laws of any state or jurisdiction.

          10.1    Restrictions on Transferability and Legend on Certificates.    As a condition precedent to the grant of any Stock Option or the issuance or transfer of shares of Common Stock pursuant to the exercise of a Stock Option, the Company may require the Participant or holder to take any reasonable action to meet such requirements or to obtain such approvals. The Company shall have the right to restrict the transferability of shares of Common Stock issued or transferred upon exercise of the Stock Options in such manner as it deems necessary or appropriate to insure the availability of any exemption from registration under the Securities Act and any other applicable securities laws or regulations that may be available, including the endorsement with a legend reading as follows:

      The shares of Common Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased solely for investment purposes. These shares may not be sold, transferred or assigned unless in the opinion of the Company and its legal counsel such sale, transfer or assignment will not be in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          10.2    Registration Statement.    If a registration statement covering the shares of Common Stock issuable upon exercise of the Stock Options granted under the Plan is filed under the Securities Act, and is declared effective the Securities and Exchange Commission, the provisions of Section 10.1 shall terminate during the period of time that such registration statement, as periodically amended, remains effective.

        11.    Separate Certificates.    Separate certificates representing the Common Stock of the Company to be delivered to a Participant upon the exercise of any Stock Option will be issued to such Participant.

        12.    Payment for Stock.    Payment for shares of Common Stock purchased under this Plan shall be made (i) in full and in cash or check made payable to the Company or (ii) may also be made in Common Stock of the Company held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the date of exercise of the Option, or (iii) a combination of cash and Common Stock of the Company.

        13.    Incurrence of Disability and Retirement.    Omitted.

        14.    Stock Options Granted Separately.    Because the Board is authorized to grant Stock Options to Participants, the grant thereof and Stock Option Agreements relating thereto will be made separately and totally independent of each other.

        15.    Grants of Options and Stock Option Agreement.    Each Stock Option granted under this Plan shall be evidenced by the minutes of a meeting of the Board or by the written consent of the Board and by a written Stock Option Agreement effective on the Grant Date and executed by the Company and the Participant. Each Stock Option granted hereunder shall contain such terms, restrictions and conditions as the Board may determine, which terms, restrictions and conditions may or may not be the same in each case.

        16.    Use of Proceeds.    The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Stock Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

        17.    Non-Transferability of Options.    Except as otherwise herein provided, any Stock Option granted shall not be transferable by a Participant otherwise than a transfer (i) by will or the laws of descent and distribution, (ii) with the consent of the Company, (iii) by gift to a Family Member, (iv) a transfer under a domestic relations order in settlement of marital property rights, or (v) to an entity in which more than 50% of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Except as set forth above in this Section 17 and without limiting the generality of the foregoing, the Stock Option Agreements may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Stock Option or Stock Option Agreement contrary to the provisions hereof shall be null and void and without effect and shall result in termination of the Stock Option Agreement and Stock Option.

        18.    Additional Documents on Death of Participant.    No transfer of a Stock Option or Stock Option Agreement by a Participant in accordance with the provisions of Section 17 shall be effective to bind the Company unless the Company shall have been furnished with written notice and an unauthenticated copy of the will and/or such other evidence as the Board deems necessary to establish the validity of the transfer and the acceptance by the successor to the Stock Option or Stock Option Agreement of the terms and conditions of such Stock Option or Stock Option Agreement.

        19.    No Employment Right.    Nothing in the Plan or in any Stock Option Agreement which relates to the Plan shall confer upon any Participant any right to serve as a director or become an employee or consultant of the Company or of any of its subsidiaries, or interfere in any way with the right of the Company or any of its subsidiaries to terminate such Participant as an Eligible Person at any time.

        20.    Shareholder Rights.    No Participant shall have a right as a shareholder with respect to any shares of Common Stock subject to a Stock Option or Stock Option Agreement prior to the purchase of such shares of Common Stock by exercise of the Stock Option.

        21.    Right to Exercise Upon Company Ceasing to Exist.    In the event of a Corporate Transaction, the Participant shall have the right immediately prior to consummation of the Corporate Transaction to exercise, in whole or in part, such Participant's then remaining Stock Options whether or not then exercisable, but limited to that number of shares that can be acquired without causing the Participant to have an "excess parachute payment" as determined under Section 280G of the Code determined by taking into account all of Participant's "parachute payments" determined under Section 280G of the Code. Provided, the foregoing notwithstanding, after the Participant has been afforded the opportunity to exercise his or her then remaining Stock Options as provided in this Section 21, and to the extent such Stock Options are not timely exercised as provided in this Section 21, then, the terms and provisions of this Plan and any Stock Option Agreement will thereafter continue in effect, and the Participant will be entitled to exercise any such remaining and unexercised Options in accordance with the terms and provisions of this Plan and such Stock Option Agreement as such Stock Options thereafter become exercisable. Provided further, that for the purposes of this Section 21, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form, or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event shall not cause an acceleration of the exercisability of any such Stock Options granted under the Plan.

        22.    Assumption of Outstanding Stock Options.    Any successor to the Company succeeding to, or assigned the business of, the Company as the result of or in connection with a Corporate Transaction shall assume all Stock Options outstanding under the Plan or issue new Stock Options in place of outstanding Stock Options under the Plan.

        23.    Tax Withholdings.    The Company's obligation to deliver Stock upon the exercise of Stock Options under the Plan shall be subject to the satisfaction of all applicable federal, state and local income tax withholding requirements. The Board may in its discretion and in accordance with the provisions of Section 23 and such supplemental rules as the Board may from time to time adopt, provide any or all holders of Stock Options with the right to use shares of Stock in satisfaction of all or part of the federal, state and local income tax liabilities incurred by such holders in connection with the exercise of their Stock Options ("Taxes"). Such right may be provided to any such holders of Stock Options in either or both of the following methods: (i) the holder of a Stock Option may be provided with the election, which may be subject to approval by the Board, to have the Company withhold, from the Stock otherwise issuable upon exercise of such Stock Option, a portion of those shares of Stock with an aggregate Fair Market Value equal to the percentage (not to exceed 100%) of the applicable Taxes designated by the holder of the Options, and/or (ii) the Board may, in its discretion, provide the holder of the Stock Options with the election to deliver to the Company, at the time the Stock Option is exercised, one or more shares of Stock previously acquired by such holder and held for more than six months (other than pursuant to the transaction triggering the Taxes) with an aggregate fair market value equal to the percentage (not to exceed 100%) of the Taxes incurred in connection with such Stock Option exercise designated by such holder.

        24.    Governing Law.    The Plan shall be governed by and all questions hereunder shall be determined in accordance with the laws of the State of Oklahoma.

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  EXHIBIT 10.6